                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 10, 2002

                         HOME CITY FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)


            OHIO                        0-21809               34-1839475
-----------------------------    ---------------------  ----------------------
      (State or other            (Commission File No.)  (IRS Employer I.D. No.)
jurisdiction of incorporation)



                2454 N. Limestone Street, Springfield, Ohio 45503
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:       (937) 390-0470
                                                    ---------------------------

Item 5.  Other Events and Regulation FD Disclosure.
-------  ------------------------------------------

Home City Insurance Agency, Inc., a wholly-owned subsidiary of Home City Financial Corporation and Wallace & Turner, Inc., announced that they have signed an agreement for the acquisition of the business of Home City Insurance Agency, Inc. by Wallace & Turner, Inc. Home City Insurance Agency, Inc. was formed in 2000 to acquire the business of Rice Insurance Agency, Inc.

Under the terms of the agreement, Wallace & Turner, Inc. will acquire the book of business and certain other assets of Home City Insurance Agency, Inc. The transaction is expected to be consummated on or about January 1, 2003.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  HOME CITY FINANCIAL CORPORATION



                                  By:   /s/ Jo Ann Holdeman
                                        -------------------------
                                        Jo Ann Holdeman
                                        Senior Vice President and Secretary

Date:  December 13, 2002